Exhibit 10.12

SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$8,437,500	September 25, 2017

FOR VALUE RECEIVED, Enforcement Video, LLC, a Texas limited liability company (“Borrower”), hereby promises to pay to the order of Texas Capital Bank, National Association (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum of EIGHT MILLION FOUR HUNDRED THIRTY SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($8,437,500) or so much thereof as may be advanced by Lender (in its capacity as Lender or Swing Line Lender) from time to time to or for the benefit or account of Borrower under that certain Second Amended and Restated Credit Agreement, dated as of September 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the lenders from time to time party thereto, and Texas Capital Bank, National Association, as Administrative Agent (“Administrative Agent”), Swing Line Lender and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of this Note from the date hereof until the Revolving Credit Loans or Swing Line Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Principal Office. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Revolving Credit Loans or Swing Line Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans or Swing Line Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

This Note is executed in amendment and restatement, but not in novation or discharge, of that certain Amended and Restated Revolving Credit Note dated as of June 30, 2017, by Borrower payable to the order of Lender, in the original principal amount of $8,437,500.

THIS NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

BORROWER: ENFORCEMENT VIDEO, LLC

By:	/s/ David Walker
Name: David Walker
Title: Chief Financial Officer

Signature Page to

Second Amended and Restated Revolving Credit Note